EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (SEC File No. 33-84388 and 33-84402) of our report dated March 24, 2000, relating to the financial statements of Nocopi Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1999.


                                                 BDO SEIDMAN, LLP


Philadelphia, PA
April 28, 2000